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                                                                     EXHIBIT 4.8



                                EIGHTH AMENDMENT
                                       TO
              FIRST AMENDED, RESTATED, AND COMBINED LOAN AGREEMENT
                              DATED AUGUST 28, 1997
                     BY AND BETWEEN CARRIZO OIL & GAS, INC.
                                AND COMPASS BANK


        This Eighth Amendment to the Loan Agreement (this "Eighth Amendment") by and between CARRIZO OIL & GAS, INC., a Texas corporation (the "Borrower"), and COMPASS BANK, an Alabama state chartered bank, formerly a Texas chartered bank (the "Bank"), is entered into on this 11th day of November 1999, and shall be effective as of that date for all purposes.

                                  WITNESSETH:

        Borrower and Bank entered into a First Amended, Restated, and Combined Loan Agreement dated August 28, 1997, as amended by the First Amendment thereto dated December 23, 1997, the Second Amendment thereto dated December 30, 1997, the Third Amendment thereto dated July 30, 1998, the Fourth Amendment thereto dated September 24, 1998, the Fifth Amendment thereto dated March 22, 1999, the Sixth Amendment thereto dated April 23, 1999 and the Seventh Amendment thereto dated August 27, 1999 (collectively, the "Loan Agreement"). Capitalized terms used, but not defined herein, shall have the meanings prescribed therefor in the Loan Agreement.

        Borrower has requested that the Loan Agreement be further amended and that the Bank consent to Borrower entering into a certain subordinated loan transaction otherwise disallowed under certain covenants in the Loan Agreement, and the Bank has agreed to such requests, subject to the terms and conditions set forth in this Eighth Amendment.

        NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Borrower and Bank, and each intending to be legally bound hereby, the parties agree as follows:

        I.     Specific Amendments to Loan Agreement.

        Article I, Definitions, is hereby amended by adding the following definitions thereto:

               "Directors" means, individually and collectively, Paul B. Loyd, Jr., Steven A. Webster and Douglas A.P. Hamilton.

               "Directors' Overriding Royalty Interests" means certain overriding royalty interests to be granted by Borrower to the Directors pursuant to an Assignment of Overriding Royalty Interest in the form of Exhibit "C" attached to the Subordinated Loan Agreement, to the extent of such interests as described on Exhibit "D" attached to the Eighth Amendment.




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               "Eighth Amendment" means the Eighth Amendment to this Agreement executed by Borrower and Bank on November 11, 1999.

               "Subordination Agreement" means the Subordination Agreement between the Bank, Borrower and the Directors dated November 11, 1999 in the form of Exhibit "B" attached to the Eighth Amendment.

               "Subordinated Lien Documents" means the (i) Deed of Trust, Assignment of Production, Security Agreement and Financing Statement,
        (ii) the Mortgage, Collateral Assignment, Security Agreement and Financing Statement, and (iii) the UCC-Financing Statements, all such documents dated November 11, 1999 and evidencing the subordinated liens and security interest granted by Borrower to the Directors pursuant to the Subordinated Loan Agreement.

               "Subordinated Loan Agreement" means that certain letter loan agreement between Borrower and the Directors dated November 11, 1999 in the form attached as Exhibit "C" to the Eighth Amendment.

               "Subordinated Promissory Note" means that certain promissory note dated November 11, 1999 executed by Borrower payable to Douglas A.P. Hamilton, as collateral agent for each of the Directors, in the form attached as Exhibit "A" to the Subordinated Loan Agreement.

        Article I, Definitions, is hereby amended by revising the definition of "Loan Documents" by adding the clause "including the Subordination Agreement" immediately after the word "Agreement" on the fourth line of that definition.

        Article III, Conditions, is hereby amended by adding the following
Section 3.22.

               3.22 Conditions Precedent in Connection with the Eighth Amendment. The Eighth Amendment shall not be binding on the Bank until satisfaction of the following conditions precedent:

               (a) Receipt of Eighth Amendment and Compliance Certificate. Bank shall have received multiple fully executed counterparts of the Eighth Amendment, as requested by Bank, and the Compliance Certificate duly executed by an authorized officer for Borrower.

               (b) Additional Loan Documents. Bank shall have received multiple fully executed counterparts of the Subordination Agreement and certain other Security Instruments, including (i) a Deed of Trust, Security Agreement, Financing Statement and Assignment of Production, (ii) a First Amendment to Deed of Trust, Security Agreement, Financing Statement and Assignment of Production, (iii) a Second Amendment to Security Agreement, (iv) UCC - Financing Statements, and (v) any other Security Instruments reasonably requested by Bank, all in form and substance satisfactory to Bank, to evidence the security interests in the additional Borrowing Base Oil and Gas Properties described on



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        Exhibit A to the Eighth Amendment, which are added to the Borrowing Base
        Properties pursuant to the Eighth Amendment.

               (c) Accuracy of Representations and Warranties and No Event of Default. The representations and warranties contained in Article IV of the Loan Agreement shall be true and correct in all material respects on the date of the Eighth Amendment with the same effect as though such representations and warranties had been made on such date; and no Event of Default shall have occurred and be continuing or will have occurred upon the execution of the Eighth Amendment.

               (d) Legal Matters Satisfactory to Special Counsel to Bank. All legal matters incident to the consummation of the transactions contemplated by the Eighth Amendment shall be satisfactory to the firm of Porter & Hedges, L.L.P., special counsel for Bank.

               (e) Legal Fees. All legal fees and expenses owed by Bank to Porter & Hedges, L.L.P. in connection with the Loan Agreement shall have been paid by Borrower. Such unpaid fees and expenses for which invoices have been sent to Borrower through October 1999 total $10,509.32. In addition, Borrower shall have paid the legal fees and expenses incurred by Bank to such counsel in connection with the Eighth Amendment through October 1999 in the amount of $5,150.00 for which an invoice will be delivered to Borrower upon its signing of the Eighth Amendment.

               (f) No Material Adverse Change. No material adverse change shall have occurred since the date of this Agreement in the condition, financial or otherwise, of Borrower.

        Article V, Affirmative Covenants, is hereby amended by adding the following new Section 5.37:

               5.37 Unsatisfied Title Issues. Prior to January 15, 2000, Borrower shall cure or shall cause to be cured all unsatisfied title issues relating to the additional Borrowing Base Oil and Gas Properties added to the Borrowing Base pursuant to the Eighth Amendment as described on those certain letters dated October 21, 1999 and October 22, 1999 from Bank's counsel, Porter & Hedges, L.L.P., to Borrower.

               Section 6.01, Other Indebtedness, as amended by the Seventh Amendment, is hereby further amended by deleting the word "and" immediately preceding clause (e) and adding the following clause (f) at the end of that Section:

               and (f) the Indebtedness evidenced by the Subordinated Promissory Note dated November 11, 1999 executed by Borrower and payable the order of Douglas A.P. Hamilton as collateral agent for each of the Directors evidencing the obligations of Borrower pursuant to the Subordinated Loan Agreement.



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        Schedule 1.01(a) of the Loan Agreement, as previously amended and/or supplemented, is hereby amended by adding thereto the Borrowing Base Oil and Gas Properties described on Exhibit "A" attached to this Eighth Amendment.



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        II     Certain Consents.  Bank consents to Borrower:

               A. Entering into the Subordinated Loan Agreement and executing the Subordinated Promissory Note evidencing Borrower's obligations to the Directors pursuant to the Subordinated Loan Agreement, the terms of such notes thereby limited and restricted by the Subordination Agreement;

               B. Granting certain subordinated liens in the Borrowing Base Oil and Gas Properties pursuant to the Subordinated Lien Documents in favor of the Directors to the extent provided for in the Subordinated Loan Agreement, the terms of such lien documents thereby limited and restricted by the Subordination Agreement; and

               C. Granting of the Directors' Overriding Royalty Interests in certain of the Borrowing Base Oil and Gas Properties to the extent provided for in the Subordinated Loan Agreement, provided that any such overriding royalty interests shall be limited to the interests and the wells described on Exhibit "D" attached to this Eighth Amendment, calculated as set forth in Subordinated Loan Agreement.

        III Certain Waivers. Bank hereby waives compliance with the negative covenants of the Loan Agreement, including the provisions of Section 6.01, 6.04 and 6.06 of the Loan Agreement, solely to the extent that any such covenants would be breached by the closing of the transaction evidenced by the Subordinated Loan Agreement to the extent but only to the extent that such transaction is described in the Subordinated Loan Agreement.

        IV Partial Releases of Liens. Upon the satisfaction of all the conditions set forth in this Eighth Amendment and the Subordinated Loan Agreement, Bank shall, if necessary and at the expense of Borrower, execute and deliver to Borrower a partial release sufficient to allow Borrower to grant the Directors' Overriding Royalty Interests, listed on Exhibit D attached hereto, except for the Huebner #1 Well and the Fondren Le Tulle #1 Well for which the Directors' Overriding Royalty Interests have been assigned contemporaneously with this Eighth Amendment. If the assignment of such overriding royalty interests causes the net revenue interests of Borrower that were mortgaged or pledged to Bank to be less than as set forth in the applicable mortgage instruments, such reduction will not be deemed to constitute a breach of any representation or warranty INSOFAR BUT ONLY INSOFAR as the reduction is caused by the assignment of such overriding royalty interests, provided that if any of such assignments cause a reduction in the Borrowing Base such that a Loan Excess results, Borrower shall cure such Loan Excess as provided in Section 2.09 of the Loan Agreement.

        V Reaffirmation of Representations and Warranties. To induce Bank to enter into this Eighth Amendment, Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Loan Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:



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               A. The execution and delivery of this Eighth Amendment and the performance by Borrower of its obligations under this Eighth Amendment are within Borrower's power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the articles of incorporation, charter or bylaws of Borrower or of any agreement binding upon Borrower.

               B. The Loan Agreement as amended by this Eighth Amendment, represents the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

               C. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date hereof.

        VI Defined Terms. Except as amended hereby, terms used herein that are defined in the Loan Agreement shall have the same meanings in this Eighth Amendment.

        VII Reaffirmation of Loan Agreement. This Eighth Amendment shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as further amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Loan Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Loan Agreement as amended hereby.

        VIII Entire Agreement. The Loan Agreement, as hereby further amended, embodies the entire agreement between Borrower and Bank and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Loan Agreement as hereby further amended and the other documents previously executed or executed of even date herewith.

        IX Governing Law. THIS EIGHTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Eighth Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between Borrower and Bank, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Eighth Amendment or any other Loan Document; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

        X Severability. Whenever possible each provision of this Eighth Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Eighth Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Eighth Amendment.



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        XI Execution in Counterparts. Each party hereto acknowledges that this
Agreement may be executed in several counterparts by each party at different times and in different locations; that each separate counterpart bearing the signature of any party may be effectively delivered to the other parties by the delivery of an electronic facsimile sent via telecopier; that each party so delivering any such counterpart shall be bound by its facsimile signature thereon; and that the signature pages from counterparts signed by each party may be collated into one or more copies of this agreement, which shall constitute one and the same agreement among all parties hereto.

        XII Section Captions. Section captions used in this Eighth Amendment are for convenience of reference only, and shall not affect the construction of this Eighth Amendment.

        XIII Successors and Assigns. This Eighth Amendment shall be binding upon Borrower and Bank and their respective successors and assigns, and shall inure to the benefit of Borrower and Bank, and the respective successors and assigns of Bank.

        XIV Non-Application of Chapter 346 of Texas Finance Codes. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Loan Agreement as hereby further amended or any other Loan Documents or the transactions contemplated hereby.

        XV Notice. THIS EIGHTH AMENDMENT TOGETHER WITH THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



               IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be duly executed as of the day and year first above written.

BANK                                         BORROWER

COMPASS BANK                                 CARRIZO OIL & GAS, INC.


By:                                          By:
   --------------------------------             --------------------------------
        Kathleen J. Bowen                            Frank A. Wojtek
        Vice President                               Vice President



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                                   EXHIBIT "A"



                              PROPERTY DESCRIPTION

I.      WELLS-MATAGORDA COUNTY, TEXAS

================================================================================
                                                                  NET REVENUE
                  PROPERTY       INTEREST     WORKING INTEREST      INTEREST
   WELL NAME     DESCRIPTION      HOLDER         PERCENTAGE        PERCENTAGE
--------------------------------------------------------------------------------



================================================================================

II.     LEASES-MATAGORDA COUNTY, TEXAS



I.      WELLS-SAN PATRICIO COUNTY, TEXAS

================================================================================
                                                                  NET REVENUE
                  PROPERTY       INTEREST     WORKING INTEREST      INTEREST
   WELL NAME     DESCRIPTION      HOLDER         PERCENTAGE        PERCENTAGE
--------------------------------------------------------------------------------



================================================================================

II.     LEASES-SAN PATRICIO COUNTY, TEXAS



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                                   EXHIBIT "B"

                         FORM OF SUBORDINATION AGREEMENT



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                                   EXHIBIT "C"

                       FORM OF SUBORDINATED LOAN AGREEMENT



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                                   EXHIBIT "D"

                     DIRECTOR'S OVERRIDING ROYALTY INTERESTS



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                             COMPLIANCE CERTIFICATE


               I, Frank A. Wojtek, Vice President of CARRIZO OIL & GAS, INC. (the "Company"), pursuant to Section 3.22 of the First Amended, Restated, and Combined Loan Agreement dated as of August 28, 1997, as amended, by and among COMPASS BANK ("Bank") and the Company (the "Agreement") do hereby certify, as of the date hereof, that to my knowledge:

        1. No Event of Default (as defined in the Agreement) has occurred and is continuing, and no Unmatured Event of Default (as defined in the Agreement) has occurred and is continuing;

        2. No material adverse change has occurred in the business prospects, financial condition, or the results of operations of the Company since the date of the previous Financial Statements (as defined in the Agreement) provided to Bank;

        3. Each of the representations and warranties of the Company contained in Article IV of the Agreement is true and correct in all respects.

               This certificate is executed this 11th day of November 1999.




                                             -----------------------------------
                                             Frank A. Wojtek



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